SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Colonial Properties Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

[Colonial Properties Trust sent the following letter to Institutional
Shareholder Services, Inc. on March 24, 2005]

[COMPANY LETTERHEAD]

March 24, 2005

INSTITUTIONAL SHAREHOLDER SERVICES, INC.
US Research Department
2099 Gaither Road
Suite 501
Rockville, MD 20850

To Whom It May Concern:

This letter is sent in connection with the forthcoming shareholder meeting of Colonial Properties Trust (the “Company”) scheduled to be held on April 1, 2005.

In connection with the Company’s proposal to authorize additional preferred shares for issuance (i.e., proposal 3), the Board of Trustees of the Company (the “Board”) has confirmed that it is the intention of the Board to issue the additional preferred shares only in connection with future capital raising and acquisition transactions. Furthermore, the Board has confirmed that:

•	it does not intend to issue the additional preferred shares for any anti-takeover purpose; and
•	it does not intend to issue any of the additional preferred shares with voting rights entitling the holder thereof to more than one vote per share (as noted on page 172 of the Company’s proxy statement/prospectus).

Any comments or questions you may have are welcome, and I would very much appreciate the opportunity to discuss them with you personally. Please feel free to call me if you wish at 205-250-8700.

Respectfully,

/s/ Thomas H. Lowder

Thomas H. Lowder